EXHIBIT 4(C)


                                       THIS IS NOT A PROXY

  CONSOLIDATED NATURAL GAS COMPANY     Check One Box Only - Please see
     Dividend Reinvestment Plan        reverse for a more complete
        Authorization Form             explanation of plan options.

Please enroll me in the Dividend       / / A. FULL DIVIDEND REINVEST-
Reinvestment Plan of Consolidated             MENT - I wish to reinvest
Natural Gas Company as indicated on           all dividends on all
this Authorization Form.                      shares of Common Stock
                                               now or hereafter registered in
                                               my name.

                                        / / B. PARTIAL DIVIDEND REINVEST-
                                               MENT - I wish to reinvest all
                                               dividends on .......... shares
                                               of Common Stock registered in
                                               my name.

                                        / / C. OPTIONAL CASH INVESTMENT - I
                                               wish to make only optional cash
                                               investments for the purchase of
                                               additional shares of Common
                                               Stock.  (My check is enclosed
                                               for optional cash investment,
                                               indicate amount $..........)


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                                                         DATE

                                            All joint owners must sign.






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Completion of this form appoints AmeriTrust Company National Association,
P.O. Box 6477, Cleveland, Ohio 44101, your Agent and directs it to reinvest your dividends and/or make optional cash investments in accordance with the option you have selected.

A. FULL DIVIDEND REINVESTMENT -- This option directs the reinvestment of all dividends on all shares of Common Stock now or hereafter registered in your name, as well as dividends on all shares credited to your account under the Plan. You may also make optional cash investments of not less than $25 nor more than $5,000 per quarter.

B. PARTIAL DIVIDEND REINVESTMENT -- This option directs the reinvestment of all dividends on the number of shares of Common Stock registered in your name which is indicated on this form. (For example, if you own 500 shares, and you want to reinvest the dividends on 200 shares, check the "Partial Dividend Reinvestment" box and fill in "200" on the blank line. A check for the dividends on the remaining 300 shares will be mailed to you). In addition, dividends on all shares credited to your account under the Plan will be reinvested in additional shares. You may also make optional cash investments of not less than $25 nor more than $5,000 per quarter.

C. OPTIONAL CASH INVESTMENT -- This option permits you to make optional cash investments of not less than $25 nor more than $5,000 per quarter, even though you have not elected to reinvest any dividends on shares registered in your name. Dividends on all shares credited to your account under the Plan will be reinvested in additional shares. Please make all checks or money orders payable to "AmeriTrust".

Your participation is subject to the terms of the Prospectus describing the Plan. You may withdraw or change your option by notifying the Company or Agent in writing.